UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

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Maryland	000-51262	20-0068852
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

Dividend Declaration

     On February 27, 2009, the Wells Real Estate Investment Trust II, Inc.’s (the “Registrant”) board of directors declared dividends for the second quarter of 2009 in the amount of $0.001630 (0.1630 cents) per day per share on the outstanding shares of common stock payable to stockholders of record of such shares as shown on the books of the Registrant at the close of business on each day during the period, commencing on March 16, 2009, and continuing on each day thereafter through and including June 15, 2009. Such dividends are to be paid on a date during the month of June 2009 as the President of the Registrant may determine.

Developments Relating to Our Share Redemption Program

     The share redemption program adopted by the Registrant provides the Registrant’s common stockholders only a limited ability to redeem shares for cash until a secondary market develops for the shares. Under the terms of the program, Ordinary Redemptions, which are redemptions other than for disability or death, are limited by the amount of funds raised under our dividend reinvestment plan. After giving effect to Ordinary Redemptions at the end of February 2009, the program terms will not permit the Registrant to make additional Ordinary Redemptions until, the beginning of the fourth quarter of 2009, at which time funds provided from the Registrant’s dividend reinvestment plan are expected to allow additional Ordinary Redemptions. However, the Registrant cannot make any assurances with respect to when Ordinary Redemptions will resume because, with respect to the provisions of the program relating to Ordinary Redemptions, the share redemption program may be amended, suspended or terminated at any time. As provided under the share redemption program, all Ordinary Redemption requests will be placed in a pool and honored on a pro rata basis once those redemptions resume.

     In addition, on February 27, 2009, the Registrant’s board of directors approved two amendments to the terms of our share redemption program. As amended, (i) the Registrant may effect an amendment, suspension or termination of the program upon 10 days’ notice (as opposed to the current 30-days’ notice) and (ii) the Registrant is not restricted in the manner in which it may notify its stockholders of an amendment, suspension or termination of the program. These amendments will become effective 30 days after the filing of the Registrant’s annual report on Form 10-K for the year ended December 31, 2008. The other terms of the program remain unchanged by the amendment, including the prohibition on any amendment that would adversely affect the rights of redeeming heirs without the approval of the Registrant’s stockholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: March 2, 2009	By:	/s/ Douglas P. Williams

Douglas P. Williams
Executive Vice President